(Deloitte &
Touche LLP
logo appears here)
                                               Exhibit 23(b)

Two Hilton Court                  Telephone: (201) 631-7000
P.O. Box 319                      Facsimile: (201) 631-7459
Parsippany, New Jersey 07054-0319


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-59405 of PP&L Resources, Inc. on Form S-3 and Registration Statement No. 33-50031 of PP&L Resources, Inc. on Form S-8 of our report dated February 3, 1995, appearing in the Annual Report on Forms 10-K of PP&L Resources, Inc. and Pennsylvania Power & Light Company for the year ended December 31, 1995.





March 1, 1996


















(Deloitte Touche
Tohmatsu International
logo appears here)